Exhibit 5.1

	ATTORNEYS AT LAW	Broomfield, CO
720 566-4000

Palo Alto, CA
	4401 Eastgate Mall	650 843-5000
San Diego, CA
	92121-1909	Reston, VA
	Main 858 550-6000	703 456-8000
Fax 858 550-6420
San Francisco, CA
	www.cooley.com	415 693-2000

Washington, DC
March 24, 2006	FREDERICK T. MUTO	202 842-7800
(858) 550-6010
Metabasis Therapeutics, Inc.	mutoft@cooley.com
11119 North Torrey Pines Road
La Jolla, CA 92037

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the public offering by Metabasis Therapeutics, Inc., a Delaware corporation (the “Company”), of up to 4,938,272 shares of the Company’s common stock, par value $0.001 (the “Shares”), pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-131518) (the “Registration Statement”) and the related Base Prospectus and Prospectus Supplement (collectively, the “Prospectus”) filed with the Securities and Exchange Commission. All of the Shares are to be sold by the Company as described in the Registration Statement and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s certificate of incorporation and bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By:	/s/ Frederick T. Muto
Frederick T. Muto